Power of Attorney
I, Antonio M. Gotto, Jr., 710 Medtronic Parkway,
Minneapolis, MN 554325604 do hereby appoint:

     David J. Scott, Senior Vice President, General Counsel and Corporate Secretary
     Medtronic, Inc., 710 Medtronic Parkway, Minneapolis,
     MN 55432-5604

     Richard F. Hamm, Jr., Vice President and Deputy
     General Counsel, Medtronic, Inc., 710 Medtronic
     Parkway,
     Minneapolis, MN 55432-5604

     Gary A. Nelson, Vice President, Risk Management and Legal Administrative Services Medtronic,
     Inc., 710 Medtronic Parkway, Minneapolis, MN
     55432-5604

     Carol E. Malkinson, Senior Legal Counsel and Assistant
     Secretary
     Medtronic, Inc. 710 Medtronic Parkway,
     Minneapolis, MN 554325604

     As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
     Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 29 day of August, 2002.

                           /s/ Antonio M. Gotto,Jr.
                           Antonio M. Gotto, Jr.


                 Specimen Signature of Attorney(s)-in-Fact

                           /s/ David J. Scott
                           David J. Scott

                           /s/ Richard F. Hamm, Jr.
                           Richard F. Hamm, Jr.

                           /s/ Gary A. Nelson
                           Gary A. Nelson

                           /s/ Carol E. Malkinson
                           Carol E. Malkinson
STATE OF MINNESOTA  )
COUNTY OF ANOKA     )

The foregoing instrument was acknowledged before me this 29 day of August, 2002.

/s/ Sonja S. Bornus
Sonja S. Bornus